Exhibit 99.1

155 North Lake Avenue 91101
PO Box 7084
Pasadena, California 91109-7084
1.626.578.3500 Fax 1.626.578.7144

Press Release

FOR IMMEDIATE RELEASE	August 9, 2016

For additional information contact:

Kevin C. Berryman

Executive Vice President and Chief Financial Officer

626.578.3505

Jacobs Engineering Group Inc. Reports Earnings for the Third Quarter of Fiscal 2016

PASADENA, CALIF - Jacobs Engineering Group Inc. (NYSE:JEC) today announced its financial results for the third quarter of fiscal 2016 ended July 1, 2016.

Third Quarter Fiscal 2016 Highlights:

•	Revenues of $2.7B; Backlog of $18.3B, up sequentially from last quarter;
•	U.S. GAAP net earnings and EPS of $69M and $0.57, respectively;
•	Adjusted net earnings and EPS of $95M and $0.78, respectively;
•	Restructuring effort supporting an 11% reduction in G&A costs versus FY15Q3.

Jacobs reported adjusted net earnings of $95 million, or $0.78 per diluted share, on revenues of $2.7 billion for the third quarter of fiscal 2016 ended July 1, 2016 (U.S. GAAP net earnings and EPS were $69 million and $0.57, respectively).  This compares to adjusted net earnings of $121 million, or $0.97 per diluted share, on revenues of $2.9 billion for the third quarter of fiscal 2015 ended June 26, 2015 (U.S. GAAP net earnings and EPS were $91 million and $0.73, respectively).  The year-ago results include a $0.19 per share discrete tax benefit, related to the 2015 inter-company debt refinancing that was completed during the three months ended June 26, 2015.

The company's adjusted net earnings for the third quarter of fiscal 2016 exclude the after-tax costs related to certain restructuring activities that began during fiscal 2015 (the "2015 Restructuring") totaling $26 million, or $0.21 per diluted share.

Jacobs also announced a total backlog of $18.3 billion at July 1, 2016, including a technical professional services component of $11.9 billion. Total backlog and professional services backlog are both up sequentially by $0.1 billion and $0.6 billion, respectively, from the second quarter.

Commenting on the results for the third quarter of fiscal 2016, Jacobs Chairman and CEO Steve Demetriou stated, “While certain end-markets remain challenged, our drive to improve project delivery excellence and increase commercial discipline is gaining momentum, and I am pleased with our cost savings and margin improvement.  Our stable backlog is a clear sign of a more focused approach to sales within our new line of business structure, as our teams leverage our client diversity.”

The Company’s cash flow from operations was $181 million in the third quarter due to significant improvement in working capital management.  Operational working capital was reduced to $515 million, calculated as current assets minus current liabilities, excluding cash and debt. During the quarter, Jacobs repurchased 0.6 million shares of common stock for $30 million.

Jacobs Chief Financial Officer, Kevin Berryman said, “We are seeing improvements in margin, cash flow and working capital, indicative of our ability to sharpen execution. Our year to date and third quarter performance increases our confidence to meet our adjusted full year earnings per share target.”

Jacobs is hosting a conference call at 10:00 a.m. Eastern Time on Tuesday, August 9, 2016, which it is webcasting live on the internet at www.jacobs.com.

Jacobs is one of the world's largest and most diverse providers of technical professional and construction services.

Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some of the factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the period ended October 2, 2015, and in particular the discussions contained under Item 1 -  Business ; Item 1A - Risk Factors ; Item 3 -  Legal Proceedings ; and Item 7 -  Management's Discussion and Analysis of Financial Condition and Results of Operations , as well as the Company’s other filings with the Securities and Exchange Commission. We also caution the readers of this release that we do not undertake to update any forward-looking statements made herein.

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Financial Highlights:

Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Nine Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015
Revenues	$2,693,873	$2,907,541	$8,323,570	$8,997,878
Costs and Expenses:
Direct cost of contracts	(2,242,424)	(2,422,944)	(6,987,431)	(7,502,891)
Selling, general and administrative expenses	(341,893)	(384,163)	(1,080,352)	(1,103,286)
Operating Profit	109,556	100,434	255,787	391,701
Other Income (Expense):
Interest income	624	1,697	5,108	5,553
Interest expense	(4,572)	(5,509)	(10,315)	(15,374)
Miscellaneous income (expense), net	(2,801)	566	470	(1,034)
Total other income (expense), net	(6,749)	(3,246)	(4,737)	(10,855)
Earnings Before Taxes	102,807	97,188	251,050	380,846
Income Tax Benefit (Expense)	(31,870)	120	(66,418)	(89,233)
Net Earnings of the Group	70,937	97,308	184,632	291,613
Net Earnings Attributable to Noncontrolling Interests	(1,882)	(6,246)	(3,813)	(18,505)
Net Earnings Attributable to Jacobs	$69,055	$91,062	$180,819	$273,108
Net Earnings Per Share:
Basic	$0.58	$0.74	$1.50	$2.17
Diluted	$0.57	$0.73	$1.49	$2.15

Segment Information (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015
Revenues from External Customers:
Petroleum & Chemicals	$766,546	$983,887	$2,575,474	$3,191,106
Aerospace & Technology	667,785	699,118	2,007,440	2,134,460
Buildings & Infrastructure	553,546	593,834	1,696,004	1,820,626
Industrial	705,996	630,702	2,044,652	1,851,686
Total	$2,693,873	$2,907,541	$8,323,570	$8,997,878

	For the Three Months Ended		For the Nine Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015
Operating Profit:
Petroleum & Chemicals	$29,646	$42,011	$92,194	$105,765
Aerospace & Technology	53,741	46,467	156,861	149,500
Buildings & Infrastructure	50,168	41,625	133,083	122,017
Industrial	28,444	21,511	68,216	98,361
Total Segment Operating Profit	161,999	151,614	450,354	475,643
Other Corporate Expenses	(19,523)	(7,558)	(57,896)	(26,282)
Restructuring Charges	(32,920)	(43,622)	(136,671)	(57,660)
Total Other Expense	(6,749)	(3,246)	(4,737)	(10,855)
Earnings Before Taxes	$102,807	$97,188	$251,050	$380,846

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Other Operational Information (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	July 1, 2016	June 26, 2015	July 1, 2016	June 26, 2015
Depreciation (pre-tax)	$20,221	$24,563	$63,447	$75,718
Amortization of Intangibles (pre-tax)	$12,048	$12,555	$35,499	$38,090
Pass-Through Costs Included in Revenues	$616,160	$574,350	$1,887,620	$1,896,516
Capital Expenditures	$17,094	$10,120	$46,403	$69,297

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Balance Sheet (in thousands):

	July 1, 2016 (Unaudited)	October 2, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$616,391	$460,859
Receivables	2,234,178	2,548,743
Prepaid expenses and other	78,020	113,076
Total current assets	2,928,589	3,122,678
Property, Equipment and Improvements, Net	325,130	381,238
Other Noncurrent Assets:
Goodwill	3,079,821	3,048,778
Intangibles	333,608	353,419
Deferred income taxes	356,444	374,064
Miscellaneous	397,200	505,749
Total other non-current assets	4,167,073	4,282,010
	$7,420,792	$7,785,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$8,941	$13,364
Accounts payable	479,217	566,866
Accrued liabilities	1,020,762	1,090,985
Billings in excess of costs	297,520	309,951
Total current liabilities	1,806,440	1,981,166
Long-term Debt	479,000	584,434
Other Deferred Liabilities	646,070	863,868
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—121,703,665 shares and 123,152,966 shares as of July 1, 2016 and October 2, 2015, respectively	121,704	123,153
Additional paid-in capital	1,156,064	1,137,144
Retained earnings	3,600,121	3,496,212
Accumulated other comprehensive loss	(453,263)	(464,764)
Total Jacobs stockholders’ equity	4,424,626	4,291,745
Noncontrolling interests	64,656	64,713
Total Group stockholders’ equity	4,489,282	4,356,458
	$7,420,792	$7,785,926

Backlog (in millions):

	July 1, 2016	June 26, 2015
Backlog:
Petroleum & Chemicals	$5,149.1	$6,093.3
Aerospace & Technology	5,126.7	5,230.0
Buildings & Infrastructure	4,843.0	4,809.9
Industrial	3,203.9	2,680.1
Total	$18,322.6	$18,813.2

Non-U.S. GAAP Financial Measures:

The following tables reconcile the U.S. GAAP values of certain elements of the Company's results of operations to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the 2015 Restructuring. Although such adjusted amounts are non-GAAP in nature, they are presented because management believes it provides a better view of the Company’s operating results to investors to assess the Company’s performance and operating trends. Amounts are shown in thousands, except for per-share data:

U.S. GAAP Reconciliation for the third quarter fiscal 2016 and 2015:

	Three Months Ended
	July 1, 2016
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Selling, general and administrative expenses	$341,893	$(32,828)	$309,065

Consolidated pre-tax earnings	$102,807	$(32,920)	$135,727
Tax expense	(31,870)	7,148	(39,018)
Net earnings of the Group	70,937	(25,772)	96,709
Non-controlling interests	(1,882)	—	(1,882)
Net earnings of Jacobs	$69,055	$(25,772)	$94,827
Diluted earnings per share	$0.57	$(0.21)	$0.78

	Three Months Ended
	June 26, 2015
	U.S. GAAP	Effects of 2015 Restructuring	Without 2015 Restructuring
Selling, general and administrative expenses	$384,163	$(43,622)	$340,541

Consolidated pre-tax earnings	$97,188	$(43,622)	$140,810
Tax expense	120	13,521	(13,401)
Net earnings of the Group	97,308	(30,101)	127,409
Non-controlling interests	(6,246)	—	(6,246)
Net earnings of Jacobs	$91,062	$(30,101)	$121,163
Diluted earnings per share	$0.73	$(0.24)	$0.97

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